                                                                     EXHIBIT 5.1

                             Morrison & Foerster LLP
                               5200 Republic Plaza
                             370 Seventeenth Street
                           Denver, Colorado 80202-5638

                                December 6, 2001


Atrix Laboratories, Inc.
2579 Midpoint Drive
Fort Collins, Colorado 80525

Ladies and Gentlemen:

         We have acted as counsel to Atrix Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (Registration No. 333- 55634) (the "Initial Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), and a second Registration Statement on Form S-3 filed by the Company pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement"), in connection with the registration of 99,750 additional shares of the Company's Common Stock, $.001 par value per share (the "Common Stock").

         In connection therewith, we have reviewed the Initial Registration Statement, the Rule 462(b) Registration Statement, the related Prospectus dated June 5, 2001 and any supplements thereto (together, the "Prospectus"), the Company's filings with the Securities and Exchange Commission, certain of the Company's corporate records, documents, instruments and proceedings taken in connection with the authorization and issuance of the Common Stock, and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

         We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We also have relied, as to matters of fact, upon the accuracy of representations and certificates of officers of the Company. We have relied on the Company's records and have assumed the accuracy and completeness thereof.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when issued and sold as described in the Rule 462(b) Registration Statement and the related Prospectus, will be validly issued, fully paid and nonassessable.

         We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Rule 462(b) Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Initial Registration Statement and incorporated by reference in the Rule 462(b) Registration Statement.

                                           Very truly yours,

                                           /s/ Morrison & Foerster LLP

                                           Morrison & Foerster LLP